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                                                                       EXHIBIT 5


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 725-4000
                               FAX (949) 725-4100


                                 August 12, 1998

NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92618

        Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form SB-2, Commission File No. 333-52331 (the "Registration Statement"), filed by NeoTherapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 730,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), as follows: (i) 705,000 shares of Common Stock (the "Equity Line Shares"), which may be issued pursuant to a Private Equity Line of Credit Agreement dated March 27, 1998 (the "Equity Line Agreement") between the Company and the selling stockholder named in the Registration Statement (the "Selling Stockholder") and (ii) 25,000 shares of Common Stock, which are issuable upon exercise of a currently outstanding warrant (the "Warrant") issued to the Selling Stockholder. The Shares may be sold from time to time for the account of the Selling Stockholder.

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, and assuming that the full consideration for each Equity Line Share and for each share issuable upon exercise of the Warrant is received by the Company in accordance with the terms of the Equity Line Agreement and the Warrant, respectively, it is our opinion that the Shares covered by the Registration Statement will be validly issued and outstanding, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                                Very truly yours,

                                                STRADLING YOCCA CARLSON & RAUTH